UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2021

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 10, 2021, CEVA, Inc. (the “Company”) announced that it had entered into a definitive agreement to acquire Intrinsix Corp. (“Intrinsix”), a leading chip design specialist.

The Company will acquire Intrinsix pursuant to an Agreement and Plan of Merger, made and entered into on May 9, 2021 (the “Merger Agreement”), by and among the Company, Northstar Merger Sub, Inc., a Massachusetts corporation (“Merger Sub”), Intrinsix Corp., a Massachusetts corporation (“Intrinsix”), and Shareholder Representative Services LLC, a Colorado limited liability company (“Sellers’ Representative”). The Merger Agreement provides that, pursuant to the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Intrinsix (the “Merger”), following which Intrinsix will be the surviving entity and a wholly owned subsidiary of the Company.

Upon the terms and subject to the conditions of the Merger Agreement, the Company will acquire Intrinsix for $33 million in cash, subject to working capital and other customary purchase price adjustments (“the Merger Consideration”). Concurrently with the execution of the Merger Agreement, the Company is entering into holdback agreements with the Chief Executive Officer and the Chief Technology Officer of Intrinsix pursuant to which 25% of the Merger Consideration payable to each of them in respect of their equity in Intrinsix will be held back and, subject to their respective continued employment with the Company, released to them over a period of twenty four (24) months after closing of the Merger.

The Merger Agreement contains customary representations and warranties, indemnification, covenants and termination rights for a transaction of this nature. The closing of the Merger is subject to the satisfaction or waiver of customary conditions contained in the Merger Agreement, and is currently expected to occur during the second quarter of 2021.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On May 10, 2021, the Company issued a press release announcing that it had entered into a definitive agreement to acquire Intrinsix. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1*	Agreement and Plan of Merger
99.1	Press Release, dated May 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 10, 2021
By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer